 Filed Pursuant to Rule 424(b)(7)

 Registration No. 333-287916

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 10, 2025)

14,000,000 Shares

BrightSpring Health Services, Inc.

Common Stock

The selling stockholders named in this prospectus supplement, including KKR Phoenix Aggregator L.P., or the KKR Stockholder, and certain members of management, are offering an aggregate of 14,000,000 shares of common stock of BrightSpring Health Services, Inc. We will not receive any proceeds from the sale of our common stock by the selling stockholders other than proceeds received in connection with the cash exercise of stock options by the management selling stockholders in connection with the offering.

Our common stock is listed on the Nasdaq Global Market, or Nasdaq, under the symbol “BTSG.” On June 10, 2025, the closing sales price of our common stock as reported on Nasdaq was $22.24 per share.

After the consummation of this offering, we will no longer be a “controlled company” within the meaning of the corporate governance standards of Nasdaq.

Investing in our common stock involves risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission, or the SEC, pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference in this prospectus supplement or the accompanying prospectus, to read about factors you should consider before buying shares of our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$21.75	$304,500,000
Underwriting discounts and commissions	$0.598125	$8,373,750
Proceeds, before expenses, to the selling stockholders(1)	$21.151875	$296,126,250

(1)
See “Underwriting (Conflicts of Interest)” for additional information regarding underwriting compensation.

The KKR Stockholder has granted the underwriters an option to purchase up to an additional 2,100,000 shares at the public offering price, less the underwriting discounts and commissions, within 30 days of the date of this prospectus. We will not receive any proceeds from the sale of our common stock by the KKR Stockholder pursuant to any exercise of the underwriters’ option to purchase additional shares.

The underwriters expect to deliver the shares against payment in New York, New York on or about June 12, 2025.

Goldman Sachs & Co. LLC		KKR Lead Managing Agent		BofA Securities	Jefferies	Morgan Stanley
UBS Investment Bank		Wells Fargo Securities	Mizuho	BMO Capital Markets	BTIG	Leerink Partners
Guggenheim Securities			CJS Securities		Loop Capital Markets
Academy Securities	Mischler Financial Group, Inc.	MFR Securities, Inc.	Stern	Penserra Securities LLC	Siebert Williams Shank	Strong Capital Markets

Prospectus Supplement dated June 10, 2025.

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we authorize to be delivered to you. We, the selling stockholders and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus or in any free writing prospectus we have prepared. We, the selling stockholders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide you. The selling stockholders and the underwriters are offering to sell, and seeking offers to buy, these securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us or on our behalf is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: The selling stockholders and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. None of us, the selling stockholders or the underwriters has done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus dated June 10, 2025. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, or the Securities Act, utilizing the SEC’s “shelf” registration process. The prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of our common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. Generally, when we refer to this document, we are referring to both parts of this document combined, including the documents incorporated by reference therein. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document.

Before you invest in our common stock, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the heading “Incorporation by Reference.”

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Neither the selling stockholders nor the underwriters is making an offer of the common stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. None of us, the selling stockholders or the underwriters is making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

MARKET, RANKING AND OTHER INDUSTRY DATA

The data included and incorporated by reference in this prospectus supplement regarding markets, ranking and other industry information are based on reports of government agencies or published industry sources, and our own internal estimates are based on our management’s knowledge and experience in the markets in which we operate. Data regarding the industry in which we compete and our market position and market share within this industry are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position and market share within this industry. Our own estimates are based on information obtained from our customers, suppliers, trade and business organizations and other contacts in the markets we operate. We are responsible for all of the disclosure contained or incorporated by reference in this prospectus supplement, and we believe these estimates to be accurate as of the date of this prospectus supplement or such other date stated in this prospectus supplement or such date as of the document incorporated herein. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. While we believe that each of the publications used in this prospectus supplement are prepared by reputable sources, neither we, the selling stockholders nor the underwriters have independently verified market and industry data from third-party sources. While we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, or our Annual Report, which is incorporated by reference into this prospectus supplement. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.” As a result, you should be aware that market, ranking, and other similar industry data included or incorporated by reference in this prospectus supplement, and estimates and beliefs based on that data may not be reliable. Neither we, the selling stockholders nor the underwriters can guarantee the accuracy or completeness of any such information contained or incorporated by reference in this prospectus supplement.

TRADEMARKS, SERVICE MARKS AND TRADENAMES

We own or have rights to use various trademarks, tradenames, service marks, and copyrights, which are protected under applicable intellectual property laws. This prospectus supplement also contains trademarks, tradenames, service marks, and copyrights of other companies, which are, to our knowledge, the property of their respective owners. Solely for convenience, certain trademarks, tradenames, service marks, and copyrights referred to in this prospectus may appear without the ©, ®, and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, tradenames, service marks, and copyrights. We do not intend our use or display of other parties’ trademarks, tradenames, service marks, or copyrights to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

BASIS OF PRESENTATION

Unless otherwise indicated or the context otherwise requires, financial data in this prospectus reflects the business and operations of BrightSpring Health Services, Inc. and its consolidated subsidiaries. Unless the context otherwise requires, all references herein to “BrightSpring,” the “company,” “we,” “our” or “us” refer to BrightSpring Health Services, Inc. and its consolidated subsidiaries.

On January 21, 2025, Res-Care, Inc., our wholly owned subsidiary, and certain affiliated entities entered into a purchase agreement on January 17, 2025 to divest our community living services, home and community-based waiver programs, and intermediate care facilities (the “Community Living business”). Beginning in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, we presented the Community Living business as discontinued operations in our interim condensed consolidated financial statements for all periods presented as a result of meeting the criteria for held for sale and discontinued operations during the quarter ended March 31, 2025. On June 10, 2025, we filed a Current Report on Form 8-K to retrospectively revise and recast our historical consolidated financial statements and other information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 previously filed with the SEC on March 6, 2025 to reflect the Community Living business as discontinued operations. Accordingly, our consolidated financial statements and other information incorporated by reference herein have been revised to retrospectively reflect the changes resulting from the discontinued operations discussed above for the years ended December 31, 2024, 2023 and 2022.

Amounts included, or incorporated by reference, in this prospectus are presented in U.S. dollars rounded to the nearest million, unless otherwise noted. Certain amounts presented in tables are subject to rounding adjustments and, as a result, the totals in such tables may not sum. The accounting policies set out in the audited consolidated financial statements incorporated by reference in this prospectus supplement have been consistently applied to all periods presented.

NON-GAAP FINANCIAL MEASURES

This prospectus supplement contains or incorporates by reference “non-GAAP financial measures,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP. Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “EBITDA,” and “Adjusted EPS.”

Adjusted EBITDA, EBITDA and Adjusted EPS have been presented in this prospectus supplement, or the documents incorporated by reference herein, as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP, because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management also believes that these measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses Adjusted EBITDA, EBITDA and Adjusted EPS to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish and award discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures.

Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Adjusted EBITDA, EBITDA and Adjusted EPS are not GAAP measures of our financial performance and should not be considered as alternatives to net loss or diluted EPS as measures of financial performance or any other performance measures derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as tax payments, debt service requirements, total capital expenditures, and certain other non-recurring cash costs.

The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. Before you decide to invest in shares of our common stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including any free writing prospectus prepared by us or on our behalf, including the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” included in this prospectus supplement and the accompanying prospectus, the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements and related notes thereto in our Annual Report, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the unaudited condensed consolidated financial statements and related notes thereto in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, or our Quarterly Report, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Company

Who We Are

We are a leading home and community-based healthcare services platform, focused on delivering complementary pharmacy and provider services to complex patients. We have a differentiated approach to care delivery, with an integrated and scaled model that addresses critical services that the highest-need and highest-cost patients require. With a focus on Senior and Specialty patients, our platform provides pharmacy and provider services (both clinical and supportive care in nature) in lower-cost home and community settings largely to Medicare, Medicaid, and commercially-insured populations. We are an essential part of our nation’s health delivery network as a front-line provider of high-quality and cost-effective care to a large and growing number of people, who increasingly require a combination of specialized solutions to enable holistic health care management. Our presence spans all 50 states, we serve over 440,000 patients daily through our approximately 10,000 clinical providers and pharmacists, and our services make a profound impact in the lives and communities of the people we serve.

Our model focuses on delivering high-touch and coordinated services to medically complex clients and patients, which is a large, growing, and underserved population in the U.S. healthcare system. These high-need and high-cost Senior and Specialty patients comprise a market of over $1.0 trillion across our business. The chronic conditions and long-term health needs of these patients not only represent an outsized share of health care spend today, according to RAND Health Care, but we believe that they are expected to also drive a disproportionate share of future expenditures. Americans with five or more chronic conditions make up over 10% of the population and account for 40% of total health care spending, on average spending 10 times more on health services than those without chronic conditions. These patients most often require both pharmacy and provider services to achieve the best outcomes, but must often navigate disjointed and separately-administered health services. This can result in uncoordinated care delivery with adverse medical consequences, as compared to receiving timely, proximal, and complete care support in the home and community that improves health and reduces cost.

We have built a significant presence and capability in delivering complementary and high-touch daily healthcare services and programs to complex patients in their homes and in facilities in order to address their multiple health needs and requirements more completely.

As a result of the sale of the shares in this offering, we will cease to be a “controlled company” within the meaning of the corporate governance standards of Nasdaq and, as a result, will no longer continue to qualify for and rely on exemptions from certain corporate governance requirements, although we expect to continue to rely on certain of the exemptions over the course of the one-year transition period following our loss of “controlled company” status. Although the KKR Stockholder will no longer be a majority stockholder following the completion of this offering, pursuant to the provisions set forth in our charter, our bylaws and the Amended and Restated Stockholders’ Agreement, dated as of March 5, 2019, by and among us, the KKR Stockholder and other stockholders party thereto, the KKR Stockholder will continue to have the right to nominate to our Board of Directors a number of designees equal to the product (rounded up or down to the nearest whole number) of (x) the total number of directors constituting the entire Board of Directors, multiplied by (y) the percentage of the issued and outstanding shares of our capital stock beneficially owned by the KKR Stockholder.

Corporate Information

Through our predecessors, we commenced operations in 1974 and have grown organically and through acquisitions. On December 7, 2017, affiliates of Kohlberg Kravis Roberts & Co. L.P. and Walgreens Boots Alliance, Inc. purchased PharMerica Corporation and, on March 5, 2019, expanded with the acquisition of BrightSpring Health Holdings Corp. The surviving entity was renamed BrightSpring Health Services, Inc. We completed our initial public offering in January 2024 and our Common Stock is listed on the Nasdaq Global Select Market under the symbol “BTSG”.

Our principal offices are located at 805 N. Whittington Parkway, Louisville, Kentucky 40222. Our telephone number is (502) 394-2100. We maintain a website at www.brightspringhealth.com. Website references throughout this prospectus are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this prospectus.

The Offering

Common stock offered by the selling stockholders	14,000,000 shares.

Underwriters’ option to purchase additional shares of common stock

The KKR Stockholder has granted the underwriters a 30-day option to purchase up to 2,100,000 additional shares of our common stock at the public offering price, less underwriting discounts and commissions.

Common stock outstanding prior to the offering	175,804,015 shares (as of June 9, 2025).

Common stock outstanding following the offering

176,393,492 shares (as of June 9, 2025, after giving effect to the issuance of 589,477 shares underlying options to be exercised by the management selling stockholders in connection with this offering).

Use of proceeds

We will not receive any proceeds from the sale of shares being sold in this offering other than proceeds received in connection with the cash exercise of stock options by the management selling stockholders in connection with the offering. Other than the foregoing proceeds from the cash exercise of stock options, the selling stockholders will receive all of the proceeds and bear all commissions and discounts, if any, from the sale of our common stock pursuant to this prospectus supplement. We will use any proceeds received from the exercise of stock options for working capital and general corporate purposes. See “Use of Proceeds” and “Selling Stockholders.”

Conflicts of interest

The KKR Stockholder beneficially owns in excess of 10% of our issued and outstanding common stock. Because KKR Capital Markets LLC, an affiliate of such selling stockholder, is acting as Lead Managing Agent in this offering, KKR Capital Markets LLC is deemed to have a “conflict of interest” under FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., or FINRA. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market” as defined in FINRA Rule 5121, exists for our common stock. See “Selling Stockholders” and “Underwriting (Conflicts of Interest).”

Risk Factors

You should carefully read and consider the information set forth under “Risk Factors” herein, in the accompanying prospectus and in the documents incorporated by reference herein, including our Annual Report, before deciding to invest in our common stock.

Dividend policy	We do not currently anticipate paying any dividends on our common stock following this offering and currently expect to retain all future earnings for use in the operation and expansion of our business. Any decision to declare and pay dividends in the future will be made at the sole discretion of our Board of Directors and will depend on various factors. See “Dividend Policy.”

Nasdaq ticker symbol	“BTSG”

The number of shares of our common stock to be outstanding after this offering is based on 175,804,015 shares of our common stock outstanding as of June 9, 2025, and does not reflect:

•
17,217,237 shares of common stock issuable upon the exercise of stock options outstanding as of June 9, 2025, (1) of which 9,957,445 were then vested and exercisable (including 589,477 shares of common stock sold by selling stockholders pursuant to this prospectus upon the exercise of options held by such selling stockholders) and (2) of the remaining unvested options, 4,037,702 of which were time-based options and 3,222,090 of which were performance-based options;
•
10,036,152 restricted stock units outstanding as of June 9, 2025;
•
3,947,456 shares of common stock available for issuance under the BrightSpring Health Services, Inc. 2024 Equity Incentive Plan; and
•
Shares of common stock issuable upon conversion of 7,968,789 units of the 6.75% tangible equity units.

The exercise of the option granted to the underwriters to purchase additional shares of common stock from the KKR Stockholder will not impact the number of shares of common stock that will be outstanding after this offering.

RISK FACTORS

An investment in our common stock involves risk. You should carefully consider the following risks, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks and uncertainties discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and related notes thereto in our Annual Report, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and related notes thereto in our Current Report on Form 8-K filed on June 10, 2025; and “Management’s Discussion and Analysis of Financial Condition and Results of Operations, and our unaudited consolidated financial statements and related notes thereto in our Quarterly Report, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in our common stock. Any of the following risks could materially and adversely affect our business, financial condition, or results of operations. The selected risks described below or incorporated by reference in this prospectus supplement and the accompanying prospectus, however, are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition, or results of operations. In such a case, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to this Offering and Ownership of Our Common Stock

Future sales, or the perception of future sales, of equity securities by us or our affiliates, could cause the market price for our common stock to decline.

Our directors, officers and affiliates, including the KKR Stockholder, hold substantial amounts of shares of our common stock. As of June 9, 2025, these stockholders beneficially own approximately 97,941,027 shares of our common stock, which represents, in the aggregate, approximately 55.7% of the voting power of our outstanding shares of common stock, and following the consummation of this offering, will continue to beneficially own approximately 83,941,027 shares of our common stock (or 81,841,027 shares if the underwriters exercise their option to purchase additional shares from the KKR Stockholder in full), which represents, in the aggregate, approximately 47.6% of the voting power of our outstanding shares of common stock (or 46.4% if the underwriters exercise their option to purchase additional shares from the KKR Stockholder in full). Sales of a substantial number of shares of our common stock in the public market by these stockholders, or the perception that such sales could occur, could substantially decrease the market price of our common stock. We, our directors and executive officers and the selling stockholders will agree, for a period of 60 days after the date of this prospectus supplement, without first obtaining the written consent of representatives and KKR Capital Markets LLC, or the Lead Managing Agent, not to directly or indirectly sell shares of our common stock and certain other securities held by them, subject to certain exceptions. See “Underwriting (Conflicts of Interest)” for a description of these agreements. Upon the expiration of the lock-up agreements described above, all of such shares will be eligible for resale in a public market pursuant to Rule 144, subject to our compliance with the public information requirement and, in the case of shares held by our affiliates, to volume, manner of sale and other limitations under Rule 144, or on a registered basis, including pursuant to certain registration rights we have granted to such affiliates.

In addition, we and the KKR Stockholder have entered into a management stockholders’ agreement, or Management Stockholders’ Agreement, with certain of our senior executive officers and other employees who made an equity investment in us or were granted equity-based awards. The Management Stockholders’ Agreement imposes significant restrictions on transfers of shares of our common stock and equity awards held by management stockholders.

Other than the restrictions described above and restrictions on trading that arise under securities laws (or pursuant to our securities trading policy that is intended to facilitate compliance with securities laws), including the prohibition on trading in securities by or on behalf of a person who is aware of nonpublic material information, we have no restrictions on the right of our employees, directors and officers, and their affiliates, to sell their unrestricted shares of common stock.

These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of common stock or other securities. In the future, we may also issue equity securities in connection with investments or acquisitions. The number of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of our common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to you.

The KKR Stockholder has, and following the offering, will continue to have, the ability to exert significant influence over us and their interests may conflict with yours in the future.

As of June 9, 2025, the KKR Stockholder beneficially owned approximately 52.9% of the voting power of our common stock, and following this offering, the KKR Stockholder will beneficially own approximately 45.2% of the voting power of our common stock (or 44.0% if the underwriters exercise their option to purchase additional shares from the KKR Stockholder in full). Following the offering, although the KKR Stockholder will no longer beneficially own a majority of our common stock, it will still have the ability to strongly influence the election and removal of our directors and thereby determine our corporate and management policies, including potential mergers or acquisitions, payment of dividends, asset sales, amendment of our certificate of incorporation or bylaws and other significant corporate transactions for so long as the KKR Stockholder and its affiliates retain significant ownership of us. The KKR Stockholder and its affiliates may also direct us to make significant changes to our business operations and strategy, including with respect to, among other things, new service offerings, employee headcount levels, and initiatives to reduce costs and expenses. This concentration of our ownership may delay or deter possible changes in control of the Company, which may reduce the value of an investment in our common stock. This concentration of voting control could deprive you of an opportunity to receive a premium for your shares of common stock as part of a sale of the Company and ultimately might affect the market price of our common stock. So long as the KKR Stockholder and its affiliates continue to own, directly or indirectly, a significant amount of our voting power, even if such amount is less than 50%, the KKR Stockholder may be able to exert significant influence over, or effectively control, our decisions, and the KKR Stockholder has the right to nominate individuals to our board of directors under the existing stockholders agreement.

In the ordinary course of their business activities, the KKR Stockholder and its affiliates may engage in activities where their interests conflict with our interests or those of our stockholders. Our second amended and restated certificate of incorporation provides that any of the KKR Stockholder, any of its respective affiliates or any director who is not employed by us or his or her affiliates do not have any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we operate. The KKR Stockholder and its affiliates also may pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. In addition, the KKR Stockholder and its affiliates may have an interest in pursuing acquisitions, divestitures, and other transactions that, in their judgment, could enhance their investment, even though such transactions might involve risks to you.

Following this offering, we will no longer be a “controlled company” within the meaning of Nasdaq rules. However, we may continue to rely on exemptions from certain corporate governance requirements during a one-year transition period.

After completion of this offering, the KKR Stockholder will no longer own a majority of our common stock. As a result, we will no longer be considered a “controlled company” within the meaning of the corporate governance standards of Nasdaq and the rules of the SEC. However, even though we will no longer be a “controlled company,” we will continue to qualify for, and may rely on, exemptions from certain corporate governance requirements that would otherwise provide protection to stockholders of other companies during a one (1)-year transition period. During this one (1)-year transition period, we may elect not to comply with certain corporate governance requirements, for example:

•
the requirement that a majority of our board of directors consist of “independent directors” as defined under the rules of Nasdaq;
•
the requirement that we have a compensation committee that is composed entirely of directors who meet Nasdaq independence standards for compensation committee members and that we adopt with a written charter addressing the committee’s purpose and responsibilities; and
•
the requirement that our director nominations be made, or recommended to our full board of directors, by our independent directors or by a nominations committee that consists entirely of independent directors and that we adopt a written charter or board resolution addressing the nominations process.

We may elect to rely on certain of these exemptions during a one (1)-year transition period. As a result, in the future, our board of directors and those committees may have more directors who do not meet Nasdaq’s independence standards than they would if those standards were to apply. The independence standards are intended to ensure that directors who meet those standards are free of any conflicting interest that could influence their actions as directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Anti-takeover provisions in our organizational documents could delay or prevent a change of control.

Certain provisions of our second amended and restated certificate of incorporation and amended and restated bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt, or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.

These provisions provide for, among other things:

•
a classified board of directors, as a result of which our board of directors is divided into three classes, with each class serving for staggered three-year terms;
•
the ability of our board of directors to issue one or more series of preferred stock;
•
advance notice requirements for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;
•
certain limitations on convening special stockholder meetings;
•
the removal of directors only for cause and only upon the affirmative vote of the holders of at least 66 2/3% of the shares of common stock entitled to vote generally in the election of directors if the KKR Stockholder and its affiliates cease to beneficially own, in the aggregate, at least 40% of shares of common stock entitled to vote generally in the election of directors; and
•
that certain provisions may be amended only by the affirmative vote of at least 66 2/3% of shares of common stock entitled to vote generally in the election of directors if the KKR Stockholder and its affiliates cease to beneficially own, in the aggregate, at least 40% of shares of common stock entitled to vote generally in the election of directors.

These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our stockholders. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests. As a result, our stockholders may be limited in their ability to obtain a premium for their shares.

Our Board of Directors is authorized to issue and designate shares of our preferred stock in additional series without stockholder approval.

Our certificate of incorporation authorizes our Board of Directors, without the approval of our stockholders, to issue 250,000,000 shares of our preferred stock, subject to limitations prescribed by applicable law, rules and regulations and the provisions of our certificate of incorporation, as shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The powers, preferences and rights of these additional series of preferred stock may be senior to or on parity with our common stock, which may reduce its value.

As of the date hereof, we have not issued any shares of preferred stock. However, future issuances of preferred stock or the future designation of additional series of preferred stock could also adversely affect holders of our common stock.

Our certificate of incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the sole and exclusive forums for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our certificate of incorporation provides, subject to limited exceptions, that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of our company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee or stockholder of our company to the company or our stockholders, creditors or other constituents, (iii) action asserting a claim against the company or any director or officer of the company arising pursuant to any provision of the Delaware General Corporation Law, or the DGCL, or our amended and restated certificate of incorporation or our amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) action asserting a claim against the company or any director or officer of the company governed by the internal affairs doctrine.

Our certificate of incorporation further provides that, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the United States federal securities laws. While the Delaware Supreme Court has upheld the validity of similar provisions under the DGCL, there is uncertainty as to whether a court in another state would enforce such a forum selection provision. Our exclusive forum provision does not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our certificate of incorporation. These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders which may discourage lawsuits with respect to such claims. It is possible that these exclusive forum provisions may be challenged in court and may be deemed unenforceable in whole or in part. If a court were to find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our stock price may change significantly, and you may not be able to resell shares of our common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.

Our common stock has traded on Nasdaq, under the symbol “BTSG,” since January 2024. You may not be able to resell your shares at or above your purchase price due to various factors, including those described in this “Risk Factors” section. Some factors that may impact our stock price include: results of operations that vary from the expectations of securities analysts and investors or from those of our competitors; changes in expectations as to our future financial performance, including estimates and investment recommendations by securities analysts and investors; changes in market valuations, stock prices, or earnings and other announcements by peer companies or companies in the healthcare sector; announcements by us, our competitors, and our suppliers related to significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments; investor perceptions of or the investment opportunity associated with our common stock relative to other investment alternatives; the public’s response to press releases, SEC filings or other public announcements by us or third parties, including our filings with the SEC; guidance, if any, that we provide to the public, and any changes in or our failure to meet this guidance; and the development and sustainability of an active trading market for our stock.

Furthermore, the stock market may experience extreme volatility that, in some cases, may be unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. In addition, fluctuations in our stock price may make our stock attractive to momentum, hedge or day-trading investors who often shift funds into and out of stock rapidly, exacerbating price fluctuations in either direction. These fluctuations may adversely affect the trading price or liquidity of our common stock.

In the past, following periods of market volatility, or following periods or events unrelated to market volatility, stockholders have instituted securities class action litigation. If we were to become involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the merits or outcome of such litigation.

If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.

The trading market for our common stock will rely in part on the research and reports that industry or financial analysts publish about us or our industry. We do not control these analysts. Furthermore, if one or more of the analysts who do cover us downgrade our stock or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts stop covering us or fail to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

Maintaining the requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified Board members.

As a public company, we incur significant legal, regulatory, finance, accounting, investor relations and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We are also required to comply with, and incur costs associated with such compliance with, the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations implemented by the SEC and Nasdaq. These rules and regulations have increased our legal and financial compliance costs and made some activities more time-consuming and costly. Our management devotes a substantial amount of time to ensure that we comply with all of these requirements, diverting the attention of management away from revenue-producing activities. These laws and regulations also could make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our Board of Directors, our board committees or as our executive officers. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.

Failure to comply with requirements to maintain effective internal controls could have a material adverse effect on our business and stock price.

As a public company, we have significant requirements for financial reporting and internal controls. The process of maintaining effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. If we are unable to maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our consolidated financial statements and harm our results of operations. In addition, we are required, pursuant to Section 404, to furnish annually a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. Testing and maintaining internal controls may divert our management’s attention from other matters that are important to our business. Our independent registered public accounting firm is also required to issue an attestation report on effectiveness of our internal controls in each annual report on Form 10-K.

In the future, if we identify a control deficiency that rises to the level of a material weakness in our internal controls over financial reporting, this material weakness may adversely affect our ability to record, process, summarize and report financial information timely and accurately. Any material weaknesses could result in a material misstatement of our annual or quarterly consolidated financial statements or disclosures that may not be prevented or detected. In addition, we may encounter problems or delays in completing the remediation of any deficiencies identified by our independent registered public accounting firm in connection with the issuance of their attestation report.

We may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 or our independent registered public accounting firm may not issue an unqualified opinion. If either we are unable to conclude that we have effective internal control over financial reporting or our independent registered public accounting firm is unable to provide us with an unqualified report, investors could lose confidence in our reported financial information, which could have a material adverse effect on the trading price of our common stock.

We are a holding company with no operations of our own and, as such, we depend on our subsidiaries for cash to fund all of our operations and expenses, including future dividend payments, if any.

Our operations are conducted entirely through our subsidiaries and our ability to generate cash to meet our debt service obligations or to make future dividend payments, if any, is highly dependent on the earnings and the receipt of funds from our subsidiaries via dividends or intercompany loans.

We have no current plans to pay cash dividends on our common stock.

We have no current plans to pay cash dividends on our common stock. The declaration, amount and payment of any future dividends will be at the sole discretion of our Board of Directors, and will depend on, among other things, general and economic conditions, our results of operations and financial condition, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, and implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, including restrictions under our credit facilities and other indebtedness we may incur, and such other factors as our Board of Directors may deem relevant. See “Dividend Policy.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts included in, or incorporated by reference in, this prospectus, including statements concerning our plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, may be forward-looking statements.

Words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, or guarantees of future performance and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in, or incorporated by reference in, this prospectus. Such risks, uncertainties and other important factors that could cause actual results to differ include, among others, the risks, uncertainties and factors set forth under the headings “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our Annual Report, and the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Current Report on Form 8-K filed on June 10, 2025, which is incorporated by reference herein. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Some of the key factors that could cause actual results to differ from our expectations include those described below under “Summary of Risk Factors.”

We caution you that the risks, uncertainties, and other factors referenced herein may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits, or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances, any change in assumptions, beliefs or expectations or any change in circumstances upon which any such forward-looking statements are based, except as required by law.

Summary of Risk Factors

The following is a summary of the principal risks that could materially adversely affect our business, financial condition, results of operations and cash flows. You should read this summary together with the more detailed description of each risk contained in this prospectus supplement or in our Annual Report, which is incorporated by reference herein, as applicable:

•
we operate in a highly competitive industry;
•
if we are unable to maintain relationships with existing patient referral sources or establish new referral sources, our business, financial condition and results of operations could be materially adversely affected;
•
changes to Medicare and Medicaid rates or methods governing Medicare and Medicaid payments for our services could materially adversely affect our business;
•
cost containment initiatives of third-party payors, including post-payment audits, could adversely impact our business, financial condition, and results of operations;
•
the implementation of alternative payment models and the transition of Medicaid and Medicare beneficiaries to managed care organizations may limit our market share and could adversely affect our revenues;

•
changes in the case mix of patients, as well as payor mix and payment methodologies, and decisions and operations of third-party organizations may have a material adverse effect on our business, financial condition, and results of operations;
•
our business is reliant on federal and state spending, budget decisions, and continuous governmental operations which may fluctuate under different political conditions;
•
changes in drug utilization and/or pricing, PBM contracts, and Medicare Part D/Medicaid reimbursement may negatively impact our profitability;
•
changes in our relationships with pharmaceutical suppliers, including changes in drug availability or pricing, could adversely affect our business and financial results;
•
our business relies on the continual recruitment and retention of nurses, pharmacists, therapists, caregivers, direct support professionals, and other qualified personnel, including senior management;
•
we are subject to federal, state, and local laws and regulations that govern our employment practices, including minimum wage, living wage, and paid time-off requirements; failure to comply with these laws and regulations, or changes to these laws and regulations that increase our employment-related expenses, could adversely impact our operations;
•
our results of operations fluctuate on a quarterly basis;
•
our business may be harmed by labor relation matters;
•
because we are limited in our ability to control reimbursement rates received for our services, our business could be materially adversely affected if we are not able to maintain or reduce our costs to provide such services;
•
delays in collection or non-collection of our accounts receivable, particularly during the business integration process, could adversely affect our business, financial condition, and results of operations;
•
if we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service and satisfaction, or adequately address competitive challenges;
•
our growth strategy is partially dependent upon our ability to identify and successfully complete acquisitions, joint ventures, and other strategic initiatives; any failure by us to manage or integrate acquisitions, divestitures, and other significant transactions successfully may have a material adverse effect on our business, financial condition, and results of operations;
•
if we are unable to provide consistently high quality of care, our business will be adversely impacted;
•
if we are unable to maintain our corporate reputation, or there is adverse publicity, including negative information on social media, or changes in public perception of our services, our business may suffer;
•
if our existing customers do not continue with or renew their contracts with us, renew at lower fee levels, decline to purchase additional services from us or reduce the services received from us pursuant to those contracts, it could have a material adverse effect on our business, financial condition, and results of operations;
•
our business depends on our ability to effectively invest in, implement improvements to, and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems;
•
security breaches, loss of data, and other disruptions could compromise sensitive business or patient information, cause a loss of confidential patient data, employee data, personal information, or prevent access to critical information and expose us to liability, litigation, and federal and state governmental inquiries and damage our reputation and brand;
•
we are subject to risks related to credit card payments and other payment methods;
•
we may be subject to substantial malpractice or other similar claims;

•
we are exposed to various risks related to governmental inquiries, regulatory actions, and whistleblower and other lawsuits that could adversely affect our operating results. Our insurance may not cover all claims against us;
•
our current insurance program may expose us to unexpected costs and negatively affect our business, financial condition, and results of operations, particularly if we incur losses not covered by our insurance or if claims or losses differ from our estimates;
•
factors outside of our control, including those listed, have required, and could in the future require us to record an asset impairment of goodwill;
•
a pandemic, epidemic, or outbreak of an infectious disease, including the ongoing effects of COVID-19, have had, and may continue to have, an adverse effect on our business;
•
inclement weather, natural disasters, acts of terrorism, riots, civil insurrection or social unrest, looting, protests, strikes, or street demonstrations may impact our ability to provide services;
•
we may be unable to adequately protect our intellectual property rights, which could harm our business;
•
risks relating to our compliance with our regulatory framework;
•
The KKR Stockholder has, and following the offering will continue to have, the ability to exert significant influence over us and its interests may conflict with yours in the future; and
•
our substantial indebtedness of approximately $2.6 billion as of March 31, 2025.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sale of shares of our common stock offered pursuant to this prospectus supplement other than proceeds received in connection with the cash exercise of stock options by the management selling stockholders in connection with the offering. We are not selling any shares of common stock under this prospectus supplement, and, other than the foregoing proceeds from the cash exercise of stock options, we will not receive any proceeds from the sale of shares being sold in this offering. We will use any proceeds received from the exercise of stock options from working capital and general corporate purposes. The selling stockholders will bear the underwriting commissions and discounts, if any, attributable to their sale of our common stock, and we will bear the remaining expenses. See “Selling Stockholders.”

DIVIDEND POLICY

We do not currently anticipate paying any dividends on our common stock following this offering and currently expect to retain all future earnings for use in the operation and expansion of our business. The declaration, amount and payment of any future dividends on our common stock will be at the sole discretion of our Board of Directors, which may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our stockholders or by our subsidiaries to us, including restrictions under our credit facilities and other indebtedness we may incur, and such other factors as our Board of Directors may deem relevant. If we elect to pay such dividends in the future, we may reduce or discontinue entirely the payment of such dividends at any time.

Because a significant portion of our operations is through our subsidiaries, our ability to pay dividends depends in part on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of their jurisdiction of organization, agreements of our subsidiaries or covenants under any future outstanding indebtedness we or our subsidiaries incur. In addition, our ability to pay dividends is limited by covenants in our credit facilities.

SELLING STOCKHOLDERS

The following table and accompanying footnote set forth information regarding the beneficial ownership of the selling stockholders, the number of shares of our common stock offered hereby by the selling stockholders and information with respect to shares to be beneficially owned by the selling stockholders after completion of this offering. The shares of common stock being offered by the management selling stockholders include shares of common stock issuable to the management selling stockholders upon exercise of vested options held by such selling stockholders.

The number of shares and percentages of beneficial ownership provided in the table below are based on the beneficial ownership of the selling stockholders as of June 9, 2025, and is based on 175,804,015 shares of our common stock outstanding as of June 9, 2025. The percentage ownership information shown in this table after this offering assumes the issuance of 589,477 shares of common stock upon the exercise of stock options by the management selling stockholders in the offering.

A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

To our knowledge, unless otherwise noted in the footnote to the table below, and subject to applicable community property laws, the person named in the table has sole voting and investment power with respect to its beneficially owned common stock.

			Shares to be Sold in this Offering		Shares Beneficially Owned After the Offering
	Shares Beneficially Owned Prior to the Offering		Assuming No Exercise of the Underwriters’ Option	Assuming Full Exercise of the Underwriters’ Option	Assuming No Exercise of the Underwriters’ Option		Assuming Full Exercise of the Underwriters’ Option
Name of Beneficial Owner(1)	Number	Percentage of Total Common Stock	Number	Number	Number	Percentage of Total Common Stock	Number	Percentage of Total Common Stock
Selling Stockholders:
KKR Stockholder(2)	92,959,984	52.9%	13,288,101	15,388,101	79,671,883	45.2%	77,571,883	44.0%
Jon Rousseau(3)	3,787,863	2.2%	531,840	531,840	3,256,023	1.8%	3,256,023	1.8%
Jennifer Phipps(4)	176,081	0.1%	15,616	15,616	160,465	0.1%	160,465	0.1%
Bob Barnes(5)	131,779	0.1%	30,730	30,730	101,049	0.1%	101,049	0.1%
Lisa Nalley(6)	150,229	0.1%	14,415	14,415	135,814	0.1%	135,814	0.1%
Mike McMaude(7)	575,558	0.3%	119,298	119,298	456,260	0.3%	456,260	0.3%

(1)
Unless otherwise indicated in the below, the address of each of the individuals named above is: c/o BrightSpring Health Services, Inc., Attention: Corporate Secretary, 805 N. Whittington Parkway, Louisville, Kentucky 40222.
(2)
Represents shares held by KKR Phoenix Aggregator L.P. This amount does not reflect a distribution of up to 600,000 shares of common stock by KKR Phoenix Aggregator L.P. in connection with this offering to its partners in an in-kind distribution. Such in-kind distribution is for the purpose of the ultimate recipients making charitable donations of such shares of common stock.

KKR Phoenix Aggregator GP LLC, as the general partner of KKR Phoenix Aggregator L.P., KKR Americas Fund XII L.P., as the sole member of KKR Phoenix Aggregator GP LLC, KKR Associates Americas XII L.P., as the general partner of KKR Americas Fund XII L.P., KKR Americas XII Limited, as the general partner of KKR Associates Americas XII L.P., KKR Group Partnership L.P., as the sole shareholder of KKR Americas XII Limited, KKR Group Holdings Corp., as the general partner of KKR Group Partnership L.P., KKR Group Co. Inc., as the sole shareholder of KKR Group Holdings Corp., KKR & Co. Inc., as the sole shareholder of KKR Group Co. Inc., KKR Management LLP, as the Series I preferred stockholder of KKR & Co. Inc., and Messrs. Henry R. Kravis and George R. Roberts, as the founding partners of KKR Management LLP, may also be deemed to be the beneficial owners having shared voting power and shared investment power over the securities described in this footnote. The principal business address of each of the entities identified in this footnote is 30 Hudson Yards, Suite 7500, New York, NY 10001. The principal business address for Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., is 30 Hudson Yards, Suite 7500, New York, NY 10001. The principal business address of

Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, California 94025.

(3)
Jon Rousseau is the Chairman, President and Chief Executive Officer of the Company. Shares beneficially owned prior to the offering consists of (i) 2,957,274 shares of our common stock that Mr. Rousseau has the right to acquire upon the exercise of stock options that are fully vested and exercisable, (ii) 598,453 shares of common stock and (iii) 232,136 options and RSUs vesting within 60 days.
(4)
Jennifer Phipps is the Executive Vice President and Chief Financial Officer of the Company. Shares beneficially owned prior to the offering consists of (i) 141,162 shares of our common stock that Ms. Phipps has the right to acquire upon the exercise of stock options that are fully vested and exercisable and (ii) 34,919 shares of common stock.
(5)
Bob Barnes is the President, ResCare Community Living of the Company. Shares beneficially owned prior to the offering consists of (i) 120,466 shares of our common stock that Mr. Barnes has the right to acquire upon the exercise of stock options that are fully vested and exercisable and (ii) 11,313 shares of common stock.
(6)
Lisa Nalley is the Chief of Staff and Senior Vice President, Human Resources of the Company. Shares beneficially owned prior to the offering consists of (i) 129,439 shares of our common stock that Ms. Nalley has the right to acquire upon the exercise of stock options that are fully vested and exercisable and (ii) 20,790 shares of common stock.
(7)
Mike McMaude is the President, Hospice Services of the Company. Shares beneficially owned prior to the offering consists of (i) 94,532 shares of our common stock that Mr. McMaude has the right to acquire upon the exercise of stock options that are fully vested and exercisable and (ii) 481,026 shares of common stock.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain United States federal income tax consequences of the ownership and disposition of our common stock. This summary deals only with common stock that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

•
an individual who is a citizen or resident of the United States;
•
a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•
an estate the income of which is subject to United States federal income taxation regardless of its source; or
•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or the Code, and United States Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, United States federal estate and gift taxes or the effects of any state, local or non-United States tax laws. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership and disposition of our common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “- Gain on Disposition of Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied (generally, by providing the applicable withholding agent with a properly executed Internal Revenue Service, or the IRS, Form W-8ECI certifying that the dividends are effectively connected with such holder’s conduct of a trade or business in the United States and are includible in such holder’s gross income). Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, as adjusted for certain items.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to United States federal income tax unless:

•
the gain is effectively connected with a trade or business of the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);
•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
•
we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, as adjusted for certain items. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States; provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty or agreement for the exchange of information.

A non-U.S. holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code or such Sections commonly referred to as FATCA, a 30% United States federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “- Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our common stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

UNDERWRITING (CONFLICTS OF INTEREST)

The selling stockholders are offering the shares of common stock described in this prospectus through a number of underwriters. Goldman Sachs & Co. LLC and BofA Securities, Inc. are acting as representatives of the underwriters. We and the selling stockholders have entered into an underwriting agreement with the representatives and the Lead Managing Agent. Subject to the terms and conditions of the underwriting agreement, the selling stockholders have agreed to sell to the underwriters (other than the Lead Managing Agent), and each underwriter (other than the Lead Managing Agent) has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Underwriters	Number of shares
Goldman Sachs & Co. LLC	2,947,000
BofA Securities, Inc.	2,357,600
Jefferies LLC	1,325,800
Morgan Stanley & Co. LLC	1,325,800
UBS Securities LLC	1,178,800
Wells Fargo Securities, LLC	884,800
Mizuho Securities USA LLC	736,400
BMO Capital Markets Corp.	588,000
BTIG, LLC	588,000
Leerink Partners LLC	442,400
Guggenheim Securities, LLC	442,400
CJS Securities, Inc.	295,400
Loop Capital Markets LLC	221,200
Academy Securities, Inc.	95,200
Mischler Financial Group, Inc.	95,200
MFR Securities, Inc.	95,200
Stern Brothers & Co.	95,200
Penserra Securities LLC	95,200
Siebert Williams Shank & Co., LLC	95,200
Strong Capital Markets, LLC	95,200
KKR Capital Markets LLC	0
Total	14,000,000

The underwriters are committed to purchase all the shares of common stock offered by the selling stockholders if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $0.358875 per share. After the initial offering of the shares to the public, if all of the shares of common stock are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

The KKR Stockholder has granted the underwriters an option to buy up to 2,100,000 additional shares at the public offering price, less the underwriting discounts and commissions. The underwriters have 30 days from the date of this prospectus to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to the selling stockholders per share of common stock. The underwriting fee is $0.598125 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares. KKR Capital Markets LLC is acting as Lead Managing Agent for this offering and will receive a fee equal to $3,000,000.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$0.598125	$0.598125
Total(1)	$8,373,750.00	$9,629,812.50

(1)
Includes $3,000,000 payable to KKR Capital Markets LLC in its role as Lead Managing Agent for this offering.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees, and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $1,000,000.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not, subject to certain exceptions, (i) offer, sell or contract to sell, pledge or dispose of, directly or indirectly, including the public filing of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of our common stock or any securities convertible into, or exercisable, or exchangeable for, shares of our common stock, or (ii) publicly announce an intention to effect any such transaction, in each case without the prior written consent of the representatives and the Lead Managing Agent for a period of 60 days after the date of this prospectus.

Our directors and executive officers and the selling stockholders, or such persons, hereinafter the lock-up parties, have entered into lock-up agreements with the underwriters pursuant to which each lock-up party, with limited exceptions, for a period of 60 days after the date of this prospectus, or such period, the restricted period, may not (and may not cause any of their controlled affiliates to), without the prior written consent of the representatives and the Lead Managing Agent, offer, sell, contract to sell, or otherwise dispose of, directly or indirectly, including the public filing of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for shares of our common stock, or publicly announce an intention to effect any such transaction. This agreement provides exceptions for, among other things, the transfer by the KKR Stockholder in connection with distributions of up to an aggregate 600,000 shares of common stock to partners, members or stockholders of the KKR Stockholder, in each case, for the purpose of the ultimate recipients making charitable donations of such shares of common stock.

The representatives and the Lead Managing Agent, in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

We and the selling stockholders have agreed to indemnify the underwriters, including the Lead Managing Agent, against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on Nasdaq under the symbol “BTSG.”

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking, and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. For example, certain of the underwriters and their affiliates are lenders or agents under our existing credit facilities. In addition, the underwriters or their affiliates may in the future become lenders or agents under our credit facilities, or may provide commitments pursuant to our revolving credit facility, and would receive customary fees and commissions in connection therewith. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Conflicts of Interest

The KKR Stockholder beneficially own in excess of 10% of our issued and outstanding common stock. Because KKR Capital Markets LLC, an affiliate of the KKR Stockholder, is acting as Lead Managing Agent in this offering and its affiliates own in excess of 10% of our issued and outstanding common stock, KKR Capital Markets LLC is deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market,” as defined in FINRA Rule 5121, exists for our common stock.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area, or each, a Relevant State, no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or
(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged, and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged, and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

An offer to the public of any shares may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any shares may be made at any time under the following exemptions under the UK Prospectus Regulation:

(a)
to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or
(c)
in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, or as amended, the FSMA,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged, and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2 of the UK Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged, and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in the United

Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Brazil

THE OFFER AND SALE OF THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE BRAZILIAN SECURITIES COMMISSION (COMISSÃO DE VALORES MOBILIÁRIOS, OR CVM) AND, THEREFORE, WILL NOT BE CARRIED OUT BY ANY MEANS THAT WOULD CONSTITUTE A PUBLIC OFFERING IN BRAZIL UNDER CVM RESOLUTION NO 160, DATED 13 JULY 2022, AS AMENDED, OR CVM RESOLUTION 160, OR UNAUTHORIZED DISTRIBUTION UNDER BRAZILIAN LAWS AND REGULATIONS. THE SECURITIES MAY ONLY BE OFFERED TO BRAZILIAN PROFESSIONAL INVESTORS (AS DEFINED BY APPLICABLE CVM REGULATION), WHO MAY ONLY ACQUIRE THE SECURITIES THROUGH A NON-BRAZILIAN ACCOUNT, WITH SETTLEMENT OUTSIDE BRAZIL IN NON-BRAZILIAN CURRENCY. THE TRADING OF THESE SECURITIES ON REGULATED SECURITIES MARKETS IN BRAZIL IS PROHIBITED.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Barnes & Thornburg LLP, Nashville, Tennessee. Certain legal matters in connection with the offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York. As of the date of this prospectus, Barnes & Thornburg LLP beneficially owned restricted stock units in the company with a market value in excess of $50,000.

EXPERTS

The consolidated financial statements of BrightSpring Health Services, Inc. and its subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, incorporated by reference herein to the Company’s Current Report on Form 8-K filed with the SEC on June 10, 2025 in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement and therefore do not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, you should refer to the registration statement and its exhibits and schedules. Statements in this prospectus supplement and the accompanying prospectus about the contents of any contract, agreement or other document are not necessarily complete and in each instance that a copy of such contract, agreement or document has been filed as an exhibit to the registration statement, we refer you to the copy that we have filed as an exhibit.

We file annual, quarterly and current reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. Our filings with the SEC, including the filings that are incorporated by reference to this prospectus, are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website at www.brightspringhealth.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus or the registration statement of which this prospectus is a part. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

We intend to make available to our common stockholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents listed below:

•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 6, 2025;
•
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 2, 2025;
•
our Current Reports on Form 8-K filed on January 21, 2025, March 5, 2025, April 15, 2025, June 3, 2025, and June 10, 2025;
•
portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 18, 2025, as supplemented on May 5, 2025, that are deemed “filed” with the SEC under the Exchange Act;
•
the description of capital stock contained in the Registration Statement on Form 8-A, filed with the SEC on January 26, 2024, including any amendments or reports filed for the purpose of updating such description; and
•
all other documents filed by us under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offerings to which this prospectus relates (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein).

If we have incorporated by reference any statement or information in this prospectus supplement and we subsequently modify that statement or information with information contained in this prospectus supplement, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

You can obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC as noted above in “Where You Can Find More Information.”

PROSPECTUS

BrightSpring Health Services, Inc.

Common Stock

Selling stockholders (“Selling Stockholders”) or their permitted transferees may sell shares of common stock, par value $0.01 per share (“Common Stock”), of BrightSpring Health Services, Inc., from time to time, on terms described in the applicable prospectus supplement. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered by the Selling Stockholders. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in supplements to this prospectus.

We will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock. The Selling Stockholders from time to time may offer and sell the shares held by them directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. For more information, see “Plan of Distribution.”

The Common Stock is listed on Nasdaq Global Select Markets (“Nasdaq”) under the symbol “BTSG”. On June 9, 2025, the last reported sale price of the Common Stock as reported on the Nasdaq was $23.86 per share.

Investing in the Common Stock involves risks. Before making a decision to invest in the Common Stock, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission (the “SEC”). See “Risk Factors” on page 3 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 10, 2025.

Neither we nor the Selling Stockholders have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the Selling Stockholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. The Selling Stockholders are not offering to sell shares of the Common Stock in any jurisdiction where an offer or sale is not permitted. The information contained in or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, any amendment or supplement to this prospectus or any sale of shares of the Common Stock.

This prospectus is part of a shelf registration statement that we have filed with the SEC using a “shelf” registration process. Under the shelf registration process, the Selling Stockholders may, from time to time, offer and sell the shares of Common Stock described in this prospectus and in any accompanying prospectus supplement in one or more transactions. This prospectus provides you with a general description of the shares of Common Stock the Selling Stockholders may offer. Each time the Selling Stockholders sell shares of the Common Stock using this prospectus, to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together, along with the information incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf.

For investors outside of the United States, neither we nor the Selling Stockholders have done anything that would permit the offering, possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or the distribution of this prospectus outside of the United States.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus or any prospectus supplement and does not contain all of the information you should consider before investing in shares of the Common Stock. You should read this entire prospectus, any prospectus supplement and the documents incorporated herein or therein carefully, including the section entitled “Risk Factors” and the financial statements and the related notes incorporated by reference into this prospectus, before you decide to invest in shares of the Common Stock.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to BrightSpring,” “BrightSpring Health Services,” “Company,” “we,” “us” and “our” means BrightSpring Health Services, Inc. and its consolidated subsidiaries.

Our Company

Who We Are

We are a leading home and community-based healthcare services platform, focused on delivering complementary pharmacy and provider services to complex patients. We have a differentiated approach to care delivery, with an integrated and scaled model that addresses critical services that the highest-need and highest-cost patients require. With a focus on Senior and Specialty patients, our platform provides pharmacy and provider services (both clinical and supportive care in nature) in lower-cost home and community settings largely to Medicare, Medicaid, and commercially-insured populations. We are an essential part of our nation’s health delivery network as a front-line provider of high-quality and cost-effective care to a large and growing number of people, who increasingly require a combination of specialized solutions to enable holistic health care management. Our presence spans all 50 states, we serve over 440,000 patients daily through our approximately 10,000 clinical providers and pharmacists, and our services make a profound impact in the lives and communities of the people we serve.

Our model focuses on delivering high-touch and coordinated services to medically complex clients and patients, which is a large, growing, and underserved population in the U.S. healthcare system. These high-need and high-cost Senior and Specialty patients comprise a market of over $1.0 trillion across our business. The chronic conditions and long-term health needs of these patients not only represent an outsized share of health care spend today, according to RAND Health Care, but we believe that they are expected to also drive a disproportionate share of future expenditures. Americans with five or more chronic conditions make up over 10% of the population and account for 40% of total health care spending, on average spending 10 times more on health services than those without chronic conditions. These patients most often require both pharmacy and provider services to achieve the best outcomes, but must often navigate disjointed and separately-administered health services. This can result in uncoordinated care delivery with adverse medical consequences, as compared to receiving timely, proximal, and complete care support in the home and community that improves health and reduces cost.

We have built a significant presence and capability in delivering complementary and high-touch daily healthcare services and programs to complex patients in their homes and in facilities in order to address their multiple health needs and requirements more completely.

Corporate Information

Through our predecessors, we commenced operations in 1974 and have grown organically and through acquisitions. On December 7, 2017, affiliates of Kohlberg Kravis Roberts & Co. L.P. (“KKR Stockholder”) and Walgreens Boots Alliance, Inc. purchased PharMerica Corporation and, on March 5, 2019, expanded with the acquisition of BrightSpring Health Holdings Corp. The surviving entity was renamed BrightSpring Health Services, Inc. We completed our initial public offering in January 2024 and our Common Stock is listed on the Nasdaq Global Select Market under the symbol “BTSG”.

Our principal offices are located at 805 N. Whittington Parkway, Louisville, Kentucky 40222. Our telephone number is (502) 394-2100. We maintain a website at www.brightspringhealth.com.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are available free of charge on our website, under the “Investors - Financial Information - SEC Filings” caption, as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. We also make available through the Investors section of our website other reports filed with or furnished to the SEC under the Exchange Act, including our proxy statements and reports filed by officers and directors under Section 16(a) of the Exchange Act, as well as our Code of Ethics and Business Conduct, Corporate Governance Guidelines and Board committee charters. The information on our website (or any webpages referenced in this Annual Report on Form 10-K) is not part of this or any other report that we file with, or furnish to, the SEC. The SEC also maintains a website (www.sec.gov) where you can search for annual, quarterly and current reports, proxy and information statements and other information regarding us and other public companies.

RISK FACTORS

Investing in the Common Stock involves risks. You should carefully consider the risks and uncertainties described in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as the same may be updated from time to time by our subsequent filings under the Exchange Act. You should also carefully consider the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any shares of the Common Stock. These risks could materially affect our business, results of operations or financial condition and cause the value of the Common Stock to decline. You could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY

This prospectus includes forward-looking statements that reflect our current views with respect to, among other things, our operations, and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements are included throughout this prospectus, including in the sections entitled “Risk Factors” and relate to matters such as our industries, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. We have used the words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words, or similar terms and phrases to identify forward-looking statements in this prospectus.

The forward-looking statements contained in this prospectus are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control.

Any forward-looking statement made by us in this prospectus speaks only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions, or expectations disclosed in our forward- looking statements and you should not place undue reliance on our forward-looking statements. Our forward- looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Summary of Risk Factors

We are providing the following summary of the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2024 (“Annual Report on Form 10-K”) to enhance the readability and accessibility of our risk factor disclosures. We encourage you to carefully review the full risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, in their entirety for additional information regarding the material factors that make an investment in our securities speculative or risky. Some of the factors, risks and uncertainties that might materially affect the forward-looking statements contained herein and may make an investment in our securities speculative or risky include, but are not limited to, the following:

•
we operate in a highly competitive industry;
•
if we are unable to maintain relationships with existing patient referral sources or establish new referral sources, our business, financial condition and results of operations could be materially adversely affected;

•
changes to Medicare and Medicaid rates or methods governing Medicare and Medicaid payments for our services could materially adversely affect our business;
•
cost containment initiatives of third-party payors, including post-payment audits, could adversely impact our business, financial condition, and results of operations;
•
the implementation of alternative payment models and the transition of Medicaid and Medicare beneficiaries to managed care organizations may limit our market share and could adversely affect our revenues;
•
changes in the case mix of patients, as well as payor mix and payment methodologies, and decisions and operations of third-party organizations may have a material adverse effect on our business, financial condition, and results of operations;
•
our business is reliant on federal and state spending, budget decisions, and continuous governmental operations which may fluctuate under different political conditions;
•
changes in drug utilization and/or pricing, PBM contracts, and Medicare Part D/Medicaid reimbursement may negatively impact our profitability;
•
changes in our relationships with pharmaceutical suppliers, including changes in drug availability or pricing, could adversely affect our business and financial results;
•
our business relies on the continual recruitment and retention of nurses, pharmacists, therapists, caregivers, direct support professionals, and other qualified personnel, including senior management;
•
we are subject to federal, state, and local laws and regulations that govern our employment practices, including minimum wage, living wage, and paid time-off requirements; failure to comply with these laws and regulations, or changes to these laws and regulations that increase our employment-related expenses, could adversely impact our operations;
•
our results of operations fluctuate on a quarterly basis;
•
our business may be harmed by labor relation matters;
•
because we are limited in our ability to control reimbursement rates received for our services, our business could be materially adversely affected if we are not able to maintain or reduce our costs to provide such services;
•
delays in collection or non-collection of our accounts receivable, particularly during the business integration process, could adversely affect our business, financial condition, and results of operations;
•
if we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service and satisfaction, or adequately address competitive challenges;
•
our growth strategy is partially dependent upon our ability to identify and successfully complete acquisitions, joint ventures, and other strategic initiatives; any failure by us to manage or integrate acquisitions, divestitures, and other significant transactions successfully may have a material adverse effect on our business, financial condition, and results of operations;
•
if we are unable to provide consistently high quality of care, our business will be adversely impacted;
•
if we are unable to maintain our corporate reputation, or there is adverse publicity, including negative information on social media, or changes in public perception of our services, our business may suffer;
•
if our existing customers do not continue with or renew their contracts with us, renew at lower fee levels, decline to purchase additional services from us or reduce the services received from us pursuant to those contracts, it could have a material adverse effect on our business, financial condition, and results of operations;
•
our business depends on our ability to effectively invest in, implement improvements to, and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems;
•
security breaches, loss of data, and other disruptions could compromise sensitive business or patient information, cause a loss of confidential patient data, employee data, personal information, or prevent access to critical information and expose us to liability, litigation, and federal and state governmental inquiries and damage our reputation and brand;
•
we are subject to risks related to credit card payments and other payment methods;
•
we may be subject to substantial malpractice or other similar claims;
•
we are exposed to various risks related to governmental inquiries, regulatory actions, and whistleblower and other lawsuits that could adversely affect our operating results. Our insurance may not cover all claims against us;
•
our current insurance program may expose us to unexpected costs and negatively affect our business, financial condition, and results of operations, particularly if we incur losses not covered by our insurance or if claims or losses differ from our estimates;
•
factors outside of our control, including those listed, have required, and could in the future require us to record an asset impairment of goodwill;
•
a pandemic, epidemic, or outbreak of an infectious disease, including the ongoing effects of COVID-19, have had, and may continue to have, an adverse effect on our business;

•
inclement weather, natural disasters, acts of terrorism, riots, civil insurrection or social unrest, looting, protests, strikes, or street demonstrations may impact our ability to provide services;
•
we may be unable to adequately protect our intellectual property rights, which could harm our business;
•
risks relating to our compliance with our regulatory framework;
•
The KKR Stockholder has the ability to exert significant influence over us and its interests may conflict with yours in the future;
•
our substantial indebtedness of approximately $2.6 billion as of March 31, 2025; and
•
we are a “controlled company” within the meaning of the rules of Nasdaq and the rules of the SEC and, as a result, qualify for, and rely on, exemptions from certain corporate governance requirements.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds of the sale of shares of Common Stock offered from time to time pursuant to this prospectus. We will not receive any proceeds from the sale of shares of Common Stock that may be sold from time to time pursuant to this prospectus.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of our Common Stock may be sold by the Selling Stockholders under this prospectus as the price will be determined by the prevailing public market price for shares of our Common Stock, by negotiations between the applicable Selling Stockholder and the buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

SELLING STOCKHOLDERS

Information about the Selling Stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

The Selling Stockholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, shares of Common Stock covered by this prospectus. Registration of the shares of Common Stock covered by this prospectus does not mean, however, that those shares of Common Stock necessarily will be offered or sold.

The shares of Common Stock covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•
on the Nasdaq (including through at the market offerings);
•
in the over-the-counter market;
•
in privately negotiated transactions;
•
through broker-dealers, who may act as agents or principals;
•
through one or more underwriters on a firm commitment or best-efforts basis;
•
in a block trade in which a broker-dealer will attempt to sell a block of shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•
through put or call option transactions relating to the shares of Common Stock;
•
directly to one or more purchasers;
•
through agents; or
•
in any combination of the above.

In effecting sales, brokers or dealers engaged by us and/or the Selling Stockholders may arrange for other brokers or dealers to participate. Broker/dealer transactions may include:

•
purchases of the shares of Common Stock by a broker-dealer as principal and resales of the shares of Common Stock by the broker-dealer for its account pursuant to this prospectus;
•
ordinary brokerage transactions; or
•
transactions in which the broker/dealer solicits purchasers on a best efforts basis.

Selling Stockholders may also enter into derivative, hedging, forward sale, option or other types of transactions. For example, Selling Stockholders may:

•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of, or maintain short positions in, the Common Stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Common Stock received from Selling Stockholder to close out or hedge its short positions;
•
sell securities short and redeliver such shares to close out or hedge short positions;
•
enter into option or other types of transactions that require Selling Stockholders to deliver Common Stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the capital stock under this prospectus; or
•
loan or pledge the Common Stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, Selling Stockholders may enter into derivative, hedging, forward sale, option or other types of transactions with third parties, or sell securities not covered by this prospectus to third parties, through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through an underwritten public offering, through privately negotiated transactions or through a combination of any such methods of sale. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from Selling Stockholders or others to settle such sales and may use securities received from Selling Stockholders to close out or hedge any related short positions. Selling Stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

The Selling Stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Common Stock covered by this prospectus. At any time a particular offer of the shares of Common Stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of Common Stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such prospectus supplement. To the extent required, any such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of Common Stock covered by this prospectus.

To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the Common Stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

If the Selling Stockholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus, the Selling Stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

The Selling Stockholders may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the revised prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that the Selling Stockholders must pay for solicitation of these contracts will be described in a revised prospectus or prospectus supplement, to the extent such revised prospectus or prospectus supplement is required.

In connection with the sale of the shares of Common Stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of Common Stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriters, broker/dealers or agents participating in the distribution of the shares of Common Stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions received by any of those underwriters, broker/dealers or agents may be deemed to be underwriting commissions under the Securities Act.

We and the Selling Stockholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker/dealers or agents may be required to make.

Certain of the underwriters, broker/dealers or agents who may become involved in the sale of the shares of Common Stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.

Some of the shares of Common Stock covered by this prospectus may be sold by Selling Stockholders in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of (i) our Second Amended and Restated Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”), and Amended and Restated Bylaws, as amended from time to time (the “Bylaws”), and (ii) certain applicable provisions of Delaware law. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the Certificate of Incorporation and the Bylaws, copies of which are incorporated by reference into the registration statement of which this prospectus is a part.

Common Stock

Voting Rights

Holders of shares of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of our Common Stock vote to elect our directors by a plurality of the votes cast. On all other matters other than those specified in our Certificate of Incorporation and Bylaws, where a 66 2/3% vote of the then outstanding shares of our Common Stock is required, the affirmative vote of a majority in voting power of shares present at a meeting of the holders of our Common Stock is required.

Dividend Rights and Limitations

Holders of shares of our Common Stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Liquidation Rights

Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Common Stock will be entitled to receive our remaining assets available for distribution. Holders of shares of our Common Stock do not have preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

Preferred Stock

We do not currently have any preferred stock outstanding. However, our Certificate of Incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by Nasdaq, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. Our board of directors has discretion to determine, with respect to any series of preferred stock, the terms and rights of that series, including, without limitation:

1.
the designation of the series;
2.
the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding);
3.
the amounts payable on shares of the series in the event of any dissolution, liquidation or winding up of the affairs of the Company; and
4.
the voting rights, if any, of the holders of the series.

We are able to issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our Common Stock might believe to be in their best interests or in which the holders of our Common Stock might receive a premium for their Common Stock over the market price of the Common Stock. In addition, the issuance of preferred stock may adversely affect the holders of our Common Stock by restricting the payment of dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the rights of the Common Stock to any payment upon a liquidation, dissolution or winding up of the Company or other event. The issuance of preferred stock could have the effect of delaying, deferring, impeding, or preventing a change of control, or other corporate action.

Dividends

The Delaware General Corporate Law (“DGCL”) permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the year in which the dividend is declared and/or the preceding year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock having a par value. Net assets equal the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, the capital of the corporation is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of dividends to stockholders, and any other factors our board of directors may consider relevant.

Anti-Takeover Effects of Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Certain Provisions of Delaware Law

Our Certificate of Incorporation, Bylaws, and the DGCL, contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as our Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate acquisitions.

Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay, or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions, or employee benefit plans.

One of the effects of the existence of unissued and unreserved Common Stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Classified Board of Directors

Our Certificate of Incorporation divides our board of directors into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving staggered three-year terms. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors. Our Certificate of Incorporation and Bylaws will provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the total number of directors constituting our board of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.

Business Combinations

We have opted out of Section 203 of the DGCL; however, our Certificate of Incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•
prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or
•
at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

This provision makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period after the time at which they became an interested stockholder subject to the restrictions on business combinations. This provision may encourage companies interested in acquiring the Company to negotiate in advance with our board of directors because the restrictions on business combinations would not apply to an interested stockholder if our board of directors, prior to the time a person becomes an interested stockholder, approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. By discouraging persons from becoming interested stockholders, these provisions may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our Certificate of Incorporation provides that any of KKR Phoenix Aggregator L.P., an investment entity owned by investment funds and other entities affiliated with the KKR Stockholder and its affiliates and any of its direct or indirect transferees and any group as to which such persons are a party do not constitute “interested stockholders” for purposes of this provision.

Removal of Directors; Vacancies

Under the DGCL, unless otherwise provided in our Certificate of Incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our Certificate of Incorporation provides that directors may be removed with or without cause upon the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class; provided, however, at any time when the KKR Stockholder and its affiliates beneficially own, in the aggregate, less than 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, directors may only be removed for cause and only by the affirmative vote of holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our Certificate of Incorporation provides that, subject to the rights granted to one or more series of preferred stock then outstanding or the rights granted to the KKR Stockholder under the Amended and Restated Stockholders’ Agreement, dated as of March 5, 2019, with the KKR Stockholder and the other parties party thereto (the “Stockholders Agreement”), any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director or by the stockholders; provided, however, at any time when the KKR Stockholder and its affiliates beneficially own, in the aggregate, less than 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancy occurring on the board of directors may only be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by the stockholders).

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our Certificate of Incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all of our directors who are elected by a vote of our stockholders generally.

Special Stockholder Meetings

Our Certificate of Incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of the board of directors or the chairman of the board of directors; provided, however, that the KKR Stockholder and its affiliates are permitted to call special meetings of our stockholders for so long as they hold, in the aggregate, at least 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors. Our Bylaws prohibits the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

Our Bylaws establishes advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specifies requirements as to the form and content of a stockholder’s notice. Our Bylaws allows the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These notice requirements do not apply to the KKR Stockholder and its affiliates for as long as the Stockholders Agreement remains in effect. These provisions may defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation precludes stockholder action by written consent once the KKR Stockholder and its affiliates beneficially owns, in the aggregate, less than 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors.

Supermajority Provisions

Our Certificate of Incorporation and Bylaws provide that the board of directors is expressly authorized to make, alter, amend, change, add to, rescind, or repeal, in whole or in part, our Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or our Certificate of Incorporation. For as long as the KKR Stockholder and its affiliates beneficially owns, in the aggregate, at least 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, any amendment, alteration, change, addition, rescission, or repeal of our Bylaws by our stockholders requires the affirmative vote of a majority in voting power of the outstanding shares of our stock present in person or represented by proxy at the meeting of stockholders and entitled to vote on such amendment, alteration, change, addition, rescission, or repeal. At any time when the KKR Stockholder and its affiliates beneficially owns, in the aggregate, less than 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, any amendment, alteration, change, addition, rescission, or repeal of our Bylaws by our stockholders will require the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

The DGCL generally provides that the affirmative vote of the holders of a majority in voting power of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Our Certificate of Incorporation provides that once the KKR Stockholder and its affiliates beneficially own, in the aggregate, less than 40% of the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, the following provisions in our Certificate of Incorporation may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2/3% in the voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class:

•
the provision requiring a 66 2/3% supermajority vote for stockholders to amend our Bylaws;
•
the provisions providing for a classified board of directors (the election and term of our directors);
•
the provisions regarding the total number of directors;
•
the provisions regarding resignation and removal of directors;
•
the provisions regarding competition and corporate opportunities;
•
the provisions regarding entering into business combinations with interested stockholders;
•
the provisions regarding stockholder action by written consent;
•
the provisions regarding calling special meetings of stockholders;
•
the provisions regarding filling vacancies on our board of directors and newly created directorships;
•
the provisions eliminating monetary damages for breaches of fiduciary duty by a director or officer; and
•
the amendment provision requiring that the above provisions be amended only with a 66 2/3% supermajority vote.

The combination of the classification of our board of directors, the lack of cumulative voting, and the supermajority voting requirements makes it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These supermajority provisions may have the effect of deterring hostile takeovers, delaying or preventing changes in control of our management or the Company, such as a merger, reorganization, or tender offer. These supermajority provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These supermajority provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The supermajority provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such supermajority provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such supermajority provisions may also have the effect of preventing changes in management.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation has the right to receive payment in cash of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our Certificate of Incorporation provides, subject to limited exceptions, that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if such court does not have subject matter jurisdiction another state or the federal court (as appropriate) located within the State of Delaware) is, to the fullest extent permitted by law, the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Company to the Company or our stockholders, creditors, or other constituents, (iii) action asserting a claim against the Company or any current or former director or officer of the Company arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) action asserting a claim governed by the internal affairs doctrine.

Our Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the U.S. federal district courts are the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States, including any claims under the Securities Act, and the Exchange Act. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce a duty or liability created by the Securities Act or the rules and regulations thereunder and accordingly, we cannot be certain that a court would enforce such provision. It is possible that a court could find our forum selection provisions to be inapplicable or unenforceable and, accordingly, we could be required to litigate claims in multiple jurisdictions, incur additional costs, or otherwise not receive the benefits that we expect our forum selection provisions to provide.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company is be deemed to have notice of and consented to the forum provisions in our Certificate of Incorporation. Our exclusive forum provision shall not relieve the Company of its duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders are not deemed to have waived our compliance with these laws, rules, and regulations.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors, or stockholders. Our Certificate of Incorporation renounces, to the maximum extent permitted from time to time by Delaware law, any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors, or stockholders or their respective affiliates, other than those officers, directors, stockholders, or affiliates who are our or our subsidiaries’ employees. Our Certificate of Incorporation provides that, to the fullest extent permitted by law, any of the KKR Stockholder or any of its affiliates or any director who is not employed by us or his or her affiliates does not have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (2) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that any of the KKR Stockholder or any of its affiliates or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person has no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our Certificate of Incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity is be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our Certificate of Incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of directors’ and certain officers’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that eliminates the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. This provision does not limit or eliminate the liability of any officer in any action by or in the right of the Company, including any derivative claims. Further, the exculpation does not apply to any director or officer if the director or officer has breached the duty of loyalty to the corporation and its stockholders, acted in bad faith, knowingly or intentionally violated the law, or derived an improper benefit from his or her actions as a director or officer. In addition, exculpation does not apply to any director in connection with the authorization of illegal dividends, redemptions or stock repurchases.

Our Bylaws provide that we must generally indemnify, and advance expenses to, our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, and certain employees for some liabilities. We also intend to enter into indemnification agreements with our directors and executive officers, which agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification, and advancement provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC.

Listing

Our Common Stock is listed on Nasdaq under the symbol “BTSG.”

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon for us by Barnes & Thornburg LLP, Nashville, Tennessee. As of the date of this prospectus, Barnes & Thornburg LLP beneficially owned restricted stock units in the Company with a market value in excess of $50,000.

EXPERTS

The consolidated financial statements of BrightSpring Health Services, Inc. and its subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, incorporated by reference herein to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 10, 2025 in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act are available free of charge on our website, under the “Investors - Financial Information - SEC Filings” caption, as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. We also make available through the Investors section of our website other reports filed with or furnished to the SEC under the Exchange Act, including our proxy statements and reports filed by officers and directors under Section 16(a) of the Exchange Act, as well as our Code of Ethics and Business Conduct, Corporate Governance Guidelines and Board committee charters. The information on our website (or any webpages referenced in this Annual Report on Form 10-K) is not part of this or any other report that we file with, or furnish to, the SEC. The SEC also maintains a website (www.sec.gov) where you can search for annual, quarterly and current reports, proxy and information statements and other information regarding us and other public companies.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and does not contain all of the information in such registration statement. You may read or obtain a copy of the registration statement, including the exhibits thereto, from the SEC or us as described above.

INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below:

•
our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 6, 2025;
•
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 2, 2025;
•
our Current Reports on Form 8-K filed on January 21, 2025, March 5, 2025, April 15, 2025, June 3, 2025, and June 10, 2025;
•
portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 18, 2025, as supplemented on May 5, 2025, that are deemed “filed” with the SEC under the Exchange Act;
•
the description of capital stock contained in the Registration Statement on Form 8-A, filed with the SEC on January 26, 2024, including any amendments or reports filed for the purpose of updating such description; and
•
all other documents filed by us under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offerings to which this prospectus relates (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein).

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC as noted above in “Where You Can Find More Information.”

14,000,000 Shares

BrightSpring Health Services, Inc.

Common Stock

Prospectus Supplement

June 10, 2025

Goldman Sachs & Co. LLC		KKR Lead Managing Agent		BofA Securities	Jefferies	Morgan Stanley
UBS Investment Bank		Wells Fargo Securities	Mizuho	BMO Capital Markets	BTIG	Leerink Partners
Guggenheim Securities			CJS Securities		Loop Capital Markets
Academy Securities	Mischler Financial Group, Inc.	MFR Securities, Inc.	Stern	Penserra Securities LLC	Siebert Williams Shank	Strong Capital Markets